                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                             TAUBMAN CENTERS, INC.
                                       TO
                       SIMON PROPERTY ACQUISITIONS, INC.,
                          A WHOLLY OWNED SUBSIDIARY OF
                           SIMON PROPERTY GROUP, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 14, 2003, UNLESS THE OFFER IS EXTENDED.

    As set forth in Section 3 of the Offer to Purchase, dated December 5, 2002, this Notice of Guaranteed Delivery, or a form substantially equivalent hereto (including the previously distributed (yellow) Notice of Guaranteed Delivery), must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.01 per share (the "Common Stock" or "Shares"), of Taubman Centers, Inc., a Michigan corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed on or prior to the Expiration Date (as defined in the Offer to Purchase), or if time will not permit all required documents to reach the Depositary on or prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:
                    COMPUTERSHARE TRUST COMPANY OF NEW YORK

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
                 BY MAIL:                     BY FACSIMILE TRANSMISSION:        BY HAND/OVERNIGHT DELIVERY:

    Attn: Computershare Trust Company         (For Eligible Institutions     Attn: Computershare Trust Company
               of New York                               Only)                          of New York
           Wall Street Station                      (212) 701-7636                   Wall Street Plaza
              P.O. Box 1010                                                     88 Pine Street, 19th Floor
      New York, New York 10268-1010         CONFIRM FACSIMILE BY TELEPHONE:      New York, New York 10005
(registered or certified mail recommended)          (212) 701-7624
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    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER
THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. Tendering shareholders may use either this revised (beige) Notice of Guaranteed Delivery or the original (yellow) Notice of Guaranteed Delivery previously distributed with the Offer to Purchase.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

    The undersigned hereby tenders to Simon Property Acquisitions, Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Simon Property Group, Inc., a Delaware corporation ("SPG Inc."), upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase, dated December 5, 2002 (the "Offer to Purchase"), and the Supplement thereto, dated January 15, 2003 (the "Supplement"), and the related revised Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value, $.01 per share (the "Common Stock" or the "Shares") of Taubman Centers, Inc., a Michigan corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

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
Number of Shares tendered:                          Name(s) of Record Holder(s):
                                                                       PLEASE PRINT

Certificate Nos. (if available):                    Address(es):
                                                                                              ZIP CODE
Check box if Shares will be tendered by             Area Code and Tel. No.:
book-entry transfer: / /
Account Number:                                     Signature(s):
Dated:
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                     THE GUARANTEE BELOW MUST BE COMPLETED
                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer
Association Inc., including the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Medallion Signature Program or any other "eligible guarantor institution" (as such term is defined under Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby (a) represents that the above-named recordholder(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934 ("Rule 14e-4"), (b) represents that the tender of Shares effected hereby complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the same time period herein. Failure to do so could result in a financial loss to such Eligible Institution.

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
Name of Firm:
                                                           AUTHORIZED SIGNATURE
Address:                                       Name:
                                                               PLEASE PRINT
                                               Title:
                                     ZIP CODE
Area Code & Tel. No.:                          Date:
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DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY.
CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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